UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 18, 2007

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Federal	000-50901	20-0945587
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

On January 18, 2007, Home Federal Bancorp, Inc. issued its earnings release for the first quarter of its fiscal year ending September 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)          Exhibits

        99.1        Press release of Home Federal Bancorp, Inc. dated January 18, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: January 18, 2007	By: /s/ Robert A. Schoelkoph
Robert A. Schoelkoph
Senior Vice President and
Chief Financial Officer

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Exhibit 99.1

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                                                                                                                   Contact:
                                                                                                                   Home Federal Bancorp, Inc.
                                                                                                                   Daniel L. Stevens, Chairman, President & CEO
                                                                                                                   Robert A. Schoelkoph, SVP, Treasurer & CFO
                                                                                                                   208-466-4634
                                                                                                                   www.myhomefed.com

PRESS RELEASE - For Immediate Release

HOME FEDERAL BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

Nampa, ID (January 18, 2007) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq GSM: HOME), the parent company of Home Federal Bank (the "Bank"), today announced net income for the first quarter of its fiscal year ending September 30, 2007. For the quarter ended December 31, 2006, the Company reported net income of $1.3 million, or $0.09 per diluted share compared to $1.8 million, or $0.12 per diluted share, for the same period a year ago.

"During the past year, we have maintained solid loan growth and outstanding asset quality despite the challenges of the current interest rate environment," said Daniel L. Stevens, the Company's Chairman and CEO. As a result of a comprehensive and continuing review of the Company's strategic business plan, the Company has recognized an opportunity to increase its new commercial and small business banking programs. In support of those initiatives, the Bank announced in December 2006 the hiring of Steven D. Emerson as Senior Vice President and Chief Lending Officer of the Bank. "As Chief Lending Officer, Steve will be responsible for expanding the commercial and small business banking programs," said Len Williams, President of Home Federal Bank. "He is well established in the Treasure Valley marketplace and brings tremendous business banking and leadership skills to our management team."

First Quarter Highlights (at or for the periods ended December 31, 2006 compared to December 31, 2005):

  Interest and dividend income increased 17% to $10.9 million

  Total assets increased 10% to $767.6 million

  Net loans increased 16% to $511.6 million

  Non-performing assets decreased from $180,000 to zero

Operating Results

Revenues for the quarter ended December 31, 2006, which consisted of net interest income before the provision for loan losses plus noninterest income, decreased 5% to $8.4 million for the quarter, compared to $8.8 million for the quarter ended December 31, 2005. Net interest income before the provision for loan losses decreased 8% to $5.5 million for the quarter ended December 31, 2006 compared to $6.0 million for the same quarter of the prior year as the cost of deposits increased more rapidly than the yield on loans and investments.

A provision for loan losses of $71,000 was established by management in connection with its analysis of the loan portfolio for the current quarter, compared to a provision for loan losses of $55,000 established for the same quarter of the prior year. The $16,000 increase in the provision reflects the increase in loans receivable, partially offset by a reduction of classified assets, nonperforming loans and net charge-offs.

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Home Federal Bancorp, Inc.
January 18, 2007

The Company's net interest margin decreased 61 basis points to 3.05% for the quarter ended December 31, 2006, from 3.66% for the same quarter last year. The decline in the net interest margin reflects competitive pricing pressures and the relatively flat yield curve that existed during the quarter, as the cost of shorter-term deposits and borrowed funds increased more rapidly than the yield on longer-term assets. The Company believes the repricing of existing loans and the emphasis on expanding the commercial and small business banking programs, including both loans and deposit products, will help counter the trend in net interest margin, however, pressure will likely continue in the near term as a result of competitive pricing pressures and the flat yield curve environment.

Noninterest income increased 3% to $2.9 million for the quarter ended December 31, 2006, compared to $2.8 million for the same quarter a year ago. The increase was primarily attributable to a $28,000 increase in service charges and fees and a $52,000 increase in other noninterest income. As a result of the Company's conversion of its core processing system during the quarter ended December 31, 2005, the Company retired fixed assets and software related to the prior system, resulting in an $86,000 charge to other noninterest income.

Noninterest expense for the quarter ended December 31, 2006 increased $366,000, or 6%, to $6.2 million, from $5.9 million for the comparable period a year earlier. Compensation and benefit expenses increased $208,000, or 5%, to $4.0 million for the quarter ended December 31, 2006 as compared to $3.8 million for the same quarter a year ago. The majority of the increase is attributable to an increase in the number of full-time equivalent employees and annual merit increases. As of December 31, 2006, the Company employed 247 full-time equivalent employees, compared to 231 at December 31, 2005. In October 2006, the Company opened its fifth branch in Canyon County that added 7 full-time equivalent employees. Data processing expenses increased $167,000, or 49%, as a result of the outsourcing of the Company's check processing function during the conversion of its core processing system in November 2005. The outsourcing costs were offset by a corresponding reduction in compensation, equipment expense and other costs. The Company's efficiency ratio was 74.5% for the quarter ended December 31, 2006 compared to 66.9% for the same quarter a year ago. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Balance Sheet Growth

Total assets increased 10% to $767.6 million at December 31, 2006, compared to $695.7 million a year earlier. Net loans (excluding loans held for sale) at December 31, 2006 increased 16% to $511.6 million, compared to $439.2 million at December 31, 2005. One- to four-family residential loans represented 60% of the Bank's loan portfolio at December 31, 2006, compared to 62% at December 31, 2005. Commercial real estate loans accounted for 30% of the Bank's loan portfolio at December 31, 2006, compared to 28% at December 31, 2005. In the future, the Bank plans to increase its emphasis on commercial and small business banking products.

The Company's credit quality remains exceptional, as there were no non-performing assets at December 31, 2006, compared to $180,000, or 0.03% of total assets, at December 31, 2005. The allowance for loan losses was $3.0 million, or 0.59% of gross loans, at December 31, 2006 compared to $2.9 million, or 0.66% of gross loans, at December 31, 2005.

Deposits increased 4% to $425.1 million at December 31, 2006 compared to $410.2 million at December 31, 2005. Demand deposits and savings accounts decreased $10.9 million, or 5%, as

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Home Federal Bancorp, Inc.
January 18, 2007

customers migrated towards higher rate deposit products the past year. Noninterest-bearing demand deposits decreased $9.5 million, or 20%, to $37.9 million at December 31, 2006, compared to $47.4 million at December 31, 2005. The majority of the decrease in noninterest-bearing demand deposits was the result of a single commercial relationship that reduced their outstanding balances by approximately $8.1 million. Interest-bearing demand deposits increased $692,000, or less than 1%, to $130.3 million at December 31, 2006, compared to $129.6 million at December 31, 2005. Certificates of deposit increased $25.8 million, or 12%, to $233.9 million at December 31, 2006, compared to $208.1 million at December 31, 2005. The majority of the increase in certificates of deposits was in shorter-term deposits of six to 23-month terms. Advances from the Federal Home Loan Bank ("FHLB") increased 29% to $221.2 million at December 31, 2006 compared to $171.8 million at December 31, 2005. The Company utilizes advances from the FHLB as an alternative funding source to retail deposits in order to manage funding costs, reduce interest rate risk and to leverage the Balance Sheet.

Stockholders' equity increased $6.3 million, or 6%, to $109.5 million at December 31, 2006, compared to $103.2 million at December 31, 2005. The increase was primarily the result of $5.7 million in net income for the period, $738,000 in earned employee stock ownership plan ("ESOP") shares and $903,000 in equity compensation, offset by $1.3 million of cash dividends paid to stockholders. The Company's book value per share as of December 31, 2006 was $7.21 per share based upon 15,189,019 outstanding shares of common stock.

About the Company

Home Federal Bancorp, Inc. is a federally chartered savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho that includes Ada, Canyon, Elmore and Gem Counties, through 15 full-service banking offices and two mortgage loan centers. The Company's common stock is traded on the NASDAQ Global Market under the symbol "HOME." The Company's stock is also included in the America's Community Bankers NASDAQ Index. For more information, visit the Company's web site at www.myhomefed.com.

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development lending, commercial and small business banking and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2006, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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Home Federal Bancorp, Inc.
January 18, 2007

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)	December 31, 2006	September 30, 2006	December 31, 2005
ASSETS
Cash and amounts due from depository institutions	$ 20,723	$ 18,385	$ 11,051
Mortgage-backed securities available for sale, at fair value	13,733	12,182	13,957
Mortgage-backed securities held to maturity, at cost	177,340	183,279	187,498
FHLB stock, at cost	9,591	9,591	9,591
Loan receivable, net of allowance for loan losses of $3,045, $2,974 and $2,924	511,561	503,065	439,241
Loans held for sale	3,667	4,119	3,567
Accrued interest receivable	3,127	3,025	2,683
Property and equipment, net	12,721	12,849	13,375
Mortgage servicing rights, net	2,409	2,492	2,576
Bank owned life insurance	10,863	10,763	10,181
Real estate and other property owned	-	-	175
Other assets	1,849	1,542	1,823
TOTAL ASSETS	$767,584	$761,292	$695,718

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposit accounts:
Noninterest-bearing demand deposits	$ 37,939	$ 44,626	$ 47,437
Interest-bearing demand deposits	130,273	128,276	129,581
Savings deposits	23,023	23,655	25,128
Certificates of deposit	233,888	233,724	208,078
Total deposit accounts	425,123	430,281	410,224
Advances by borrowers for taxes and insurance	950	2,133	926
Interest payable	950	971	1,275
Deferred compensation	4,037	3,875	3,234
FHLB advances	221,156	210,759	171,788
Deferred income tax liability	842	800	1,175
Other liabilities	4,984	4,604	3,939
Total liabilities	658,042	653,423	592,561
STOCKHOLDERS' EQUITY
Serial preferred stock, $.01 par value; 5,000,000 authorized,
issued and outstanding, none	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
issued and outstanding:
Dec. 31, 2006 - 15,208,750 issued, 15,189,019 outstanding	152	152	152
Sept. 30, 2006 - 15,208,750 issued, 15,169,114 outstanding
Dec. 31, 2005 - 15,208,750 issued, 15,152,114 outstanding
Additional paid-in capital	57,774	57,222	56,373
Retained earnings	55,756	54,805	51,291
Unearned shares issued to ESOP	(4,027)	(4,134)	(4,449)
Accumulated other comprehensive loss	(113)	(176)	(210)
Total stockholders' equity	109,542	107,869	103,157
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$767,584	$761,292	$695,718

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Home Federal Bancorp, Inc.
January 18, 2007

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)	Three Months Ended December 31,
	2006	2005

Interest and dividend income:
Loan interest	$8,527	$6,934
Investment interest	29	11
Mortgage-backed security interest	2,306	2,386
FHLB dividends	10	-
Total interest and dividend income	10,872	9,331
Interest expense:
Deposits	3,010	1,597
FHLB advances	2,363	1,752
Total interest expense	5,373	3,349
Net interest income	5,499	5,982
Provision for loan losses	71	55
Net interest income after provision for loan losses	5,428	5,927
Noninterest income:
Service charges and fees	2,414	2,386
Gain on sale of loans	298	311
Increase in cash surrender value of bank owned life insurance	100	82
Loan servicing fees	144	160
Mortgage servicing rights, net	(83)	(96)
Other	10	(42)
Total noninterest income	2,883	2,801
Noninterest expense:
Compensation and benefits	4,014	3,806
Occupancy and equipment	702	728
Data processing	508	341
Advertising	296	214
Postage and supplies	146	231
Professional services	196	187
Insurance and taxes	103	103
Other	281	270
Total noninterest expense	6,246	5,880
Income before income taxes	2,065	2,848
Income tax expense	796	1,088
NET INCOME	$1,269	$1,760

Earnings per common share:
Basic	$0.09	$0.12
Diluted	$0.09	$0.12
Weighted average number of shares outstanding:
Basic	14,567,261	14,466,288
Diluted	14,723,947	14,469,663

Dividends declared per share:	$0.055	$0.050

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Home Federal Bancorp, Inc.
January 18, 2007

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY ADDITIONAL FINANCIAL INFORMATION (Dollars in thousands, except share data) (Unaudited)	At Or For The Three Months Ended Dec. 31, 2006	At Or For The Year Ended Sept. 30, 2006
FINANCIAL CONDITION DATA
Average interest-earning assets	$722,025	$689,688
Average interest-bearing liabilities	600,663	563,834
Net average earning assets	121,362	125,854
Average interest-earning assets to average interest-bearing liabilities	120.20%	122.32%
Stockholders' equity to assets	14.27	14.17
ASSET QUALITY
Allowance for loan losses	$3,045	$2,974
Non-performing loans	-	388
Non-performing assets	-	388
Allowance for loan losses to non-performing loans	n/a	766.49%
Allowance for loan losses to gross loans	0.59%	0.59
Non-performing loans to gross loans	n/a	0.08
Non-performing assets to total assets	n/a	0.05

	At Or For The Three Months Ended Dec. 31,
	2006	2005
SELECTED PERFORMANCE RATIOS
Return on average assets (1)	0.66%	1.02%
Return on average equity (1)	4.63	6.82
Net interest margin (1)	3.05	3.66
Efficiency ratio (2)	74.52	66.95
PER SHARE DATA
Basic earnings per share	$ 0.09	$ 0.12
Diluted earnings per share	0.09	0.12
Book value per share	7.21	6.81
Cash dividends declared per share	0.055	0.050
Average number of shares outstanding:
Basic (3)	14,567,261	14,466,288
Diluted (3)	14,723,947	14,469,663

(1)	Amounts are annualized.
(2)	Noninterest expense divided by net interest income plus noninterest income.
(3)	Amounts calculated exclude ESOP shares not committed to be released and unvested restricted shares granted under the 2005 Recognition and Retention Plan.

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